Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8385

FOR IMMEDIATE RELEASE

Contact:

Timothy A. Bonang, Vice President, Investor Relations

(617) 796-8245

www.fivestarseniorliving.com

Five Star Quality Care, Inc. Enters into a New $35 Million Credit Facility

Newton, MA (March 18, 2010):  Five Star Quality Care, Inc. (NYSE Amex: FVE) today announced that it has entered into a new $35 million revolving credit facility.  Drawings under this new credit facility will require interest payments of LIBOR (with a floor of 200 basis points) plus 400 basis points and will be secured by FVE’s accounts receivable and related collateral.  This new credit facility also contains certain covenants, such as maintenance of collateral and certain financial ratios.  The maturity date is March 18, 2013.

This new credit facility replaces FVE’s existing $40 million credit facility, which had a maturity date of May 8, 2010.  Drawings under the existing credit facility required interest payments at LIBOR plus 200 basis points.

Jefferies Finance LLC acted as lender, arranger, administrative agent and collateral agent for this new credit facility.

Five Star Quality Care, Inc. is a senior living and healthcare services company.  Five Star owns or leases and operates 217 senior living communities with 22,905 living units located in 30 states.  These communities include independent living, assisted living and skilled nursing communities.  Five Star also operates five institutional pharmacies and two rehabilitation hospitals.  Five Star is headquartered in Newton, Massachusetts.

WARNING REGARDING FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS.  THESE INCLUDE STATEMENTS REGARDING FUTURE AVAILABILITY OF BORROWINGS UNDER THE NEW REVOLVING CREDIT FACILITY.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, CONTINUED AVAILABILITY OF BORROWINGS UNDER THE NEW CREDIT FACILITY IS SUBJECT TO FVE MAINTAINING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CONDITIONS.  SOME OF THESE FACTORS MAY BE BEYOND FVE’S CONTROL.  FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS MAY BE REQUIRED BY LAW, FVE DOES NOT INTEND TO IMPLY THAT IT WILL UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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